Exhibit (a)(1)(E)

IDT CORPORATION
 OFFER TO EXCHANGE
 COMMON STOCK, PAR VALUE $.01 PER SHARE
FOR
CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2011 UNLESS EXTENDED OR EARLIER TERMINATED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

IDT Corporation (“IDT” or the “Issuer”) is offering, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated December 2, 2010 (the “Offer to Exchange”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) each share of IDT’s common stock, par value $.01 per share (the “Common Stock”), for one share of IDT’s Class B common stock, par value $.01 per share (the “Class B Stock”), from the holders thereof (the “Holders”). Terms used but not defined herein shall have the respective meanings ascribed to them in the Offer to Exchange.

We are requesting that you contact your clients for whom you hold shares of Common Stock regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Exchange dated December 2, 2010;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for shares of Common Stock are not immediately available or time will not permit all required documents to reach the American Stock Transfer & Trust Company, LLC, Exchange Agent for the Exchange Offer prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold shares of Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Return envelopes addressed to American Stock Transfer & Trust Company, LLC, the Exchange Agent for the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 4, 2011, unless extended or terminated by the Issuer (the “Expiration Date”). Shares of Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the shares of Common Stock, if any, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Exchange.

If a registered Holder desires to tender shares of Common Stock, but certificates representing shares of Common Stock are not immediately available, or time will not permit such Holder’s shares of Common Stock or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Offer to Exchange under the caption “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery.”

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offer to Exchange and the related documents to the beneficial owners of shares of Common Stock held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of shares of Common Stock pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to American Stock Transfer & Trust Company, LLC, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

IDT Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO EXCHANGE OR THE LETTER OF TRANSMITTAL.

Enclosures